EXHIBIT 5.1 OPINION OF COUNSEL

August 1, 2005

MANEKI MINING INC.
4462 John Street
Vancouver, British Columbia V5V 3X1

Attention:   Sean Watkinson

Re:  Registration Statement on Form SB-2

Dear Mr. Watkinson:

As special counsel to Maneki Mining Inc., a Nevada corporation (the "Company"), we have been requested to provide our opinion regarding 1,750,000 shares of the Company’s common stock which have been issued by the Company (the “Shares”). We have been informed that the Shares will be registered for sale or transfer by the provisions of that certain Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission (the “Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the “Act"), relating to the registration of the Shares, which are owned by those selling stockholders specified in that Registration Statement  (the "Registration Statement"). As special counsel to the Company and for purposes of responding to that request, we have relied upon a Written Consent of Sole Director to Corporate Action of the Company authorizing the issuance of the Shares for purposes of this opinion (the “Consent”).

Accordingly, the purpose of this letter is to respond, in writing, to that request and furnish that opinion. In furnishing the opinion specified in this letter, we confirm that we have relied only upon our review of the Consent, which relates to the issuance of the Shares.

MANEKI MINING INC.
August 1, 2005

We confirm that we have assumed, without investigation, (i) the truthfulness and veracity of the Consent; (ii) the genuineness of the signature to the Consent; (iii) the legal capacity of the person who executed the Consent; (iv) the appropriate authorization and valid execution of the Consent; (v) that the Consent is free from any form of fraud, misrepresentation, duress, and criminal activity; and (vi) the conformity of the original Consent to that copy thereof which were submitted to us.  Solely for purpose of the opinion specified in this letter, you should assume that our investigation has been, and will continue to be, limited exclusively to the Consent.

Based upon and subject to the foregoing and, in reliance thereof, it is our opinion that, subject to the limitations and qualifications specified in this letter, the Shares have been duly and validly authorized for issuance and are validly issued, fully paid, and non-assessable.

The opinion specified in this letter is based solely on Nevada law.  We express no opinion as to compliance with the laws of any other jurisdiction and the effect, if any, which any such non-compliance might have. Nothing in this letter is intended of shall be construed as an opinion concerning any matters not specified in this letter.

We expressly disclaim any obligation to inform you of any facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion specified in this letter. We confirm that we render no opinion with respect to the truth and accuracy or the completeness of the Registration Statement, other than this opinion letter.  The opinion specified in this letter is expressly limited to the matter specified in this letter, and we make no opinion, express or implied, as to any other matters relating to the Company or its securities.

The opinion specified in this letter is furnished for your benefit regarding the issuance by the Company of the Shares and may not be delivered to or relied upon by any other person without our prior written consent.

We consent to the use of this letter as an exhibit to the Registration Statement.

The Company is hereby advised, urged, and encouraged to consult with and, if appropriate, retain securities counsel in each jurisdiction outside the United States in which the Shares may be offered and sold regarding compliance with the securities laws of such jurisdiction.

MANEKI MINING INC.
August 1, 2005

Finally, of course, in the event that you have questions or comments regarding this matter, please do not hesitate to contact us. Thank you.

Sincerely,

STEPP LAW GROUP,
a professional corporation

            /s/ Thomas E. Stepp, Jr.

By:  Thomas E. Stepp, Jr.
TES/azo